Exhibit 99.1

Avinger Reports Third Quarter 2021 Financial Results

Redwood City, Calif., November 11, 2021 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first and only intravascular image-guided, catheter-based system for diagnosis and treatment of Peripheral Artery Disease (PAD), today reported results for the third quarter ended September 30, 2021.

Third Quarter and Recent Highlights

●	Revenue of $2.4 million, up from $2.3 million in the prior year quarter
●	Gross margin of 34%, consistent with the prior year quarter
●	Opened 8 new Lumivascular accounts, despite the negative impact of COVID-19 resurgence in the third quarter
●	Announced 510(k) submission in July to expand Pantheris’ clinical indication to include treatment of in-stent restenosis (ISR), a large and underserved market
●	Filed 510(k) submission in August for the Lightbox 3 next generation imaging console to accelerate adoption through a feature rich, lower cost solution enabling more flexible installation options
●	Made significant advancements in the development of two new catheter line extensions for PAD treatments expected to be filed for 510(k) clearance in the first half of 2022
●	Progressed initial development efforts for first ever image-guided CTO-crossing catheter for treatment of the coronary arteries
●	Maintained a strong cash position of $23.1 million at September 30, 2021, anticipated to fund new product development and clinical plans through 2022

Jeff Soinski, Avinger’s President and CEO, commented, “We continued progress on our key strategic and market growth initiatives in the third quarter, including filing a 510(k) application for our new Lightbox 3 imaging console, advancing the development of our new catheter programs, and expanding our platform to eight new clinical sites. The third quarter was challenging as hospitals across the country, and especially those in key Avinger markets in the South, limited procedural volume due to the resurgence of COVID-19 infection. We are hopeful that conditions will improve in the fourth quarter and that hospitals will be in a position to return to more normalized case activity in early 2022.

“We announced the submission of a 510(k) application in July to expand the clinical indication for Pantheris to include the treatment of in-stent restenosis. This application is supported by the positive clinical data generated in our INSIGHT clinical trial, which were presented at the VIVA conference in October,” continued Soinski. “We are excited about the potential approval of this expanded indication, since ISR represents an important market with few treatment options and Pantheris provides a highly differentiated solution for these patients.

“In early August, we submitted a 510(k) application for our next generation imaging console, the Lightbox 3. This proprietary new console features a significantly reduced size, lower cost, and enhanced user interface, anticipated to accelerate the pace and efficiency of new account acquisition, streamline workflows, and provide the opportunity to support new catheter capabilities in the future.

“As we continue to expand the market opportunity for our products, the company has advanced the development of two new line extensions of its catheter solutions for the treatment of PAD. The first is an extension of our new Tigereye™ CTO crossing catheter for the treatment of fully blocked arteries. The second is an extension of Avinger’s family of image-guided atherectomy devices, designed to provide a more streamlined approach for physicians when treating PAD. The company expects to complete product development over the next few months and file for regulatory clearance in the U.S. and CE Mark countries in the first half of 2022.”

Third Quarter 2021 Financial Results

Total revenue was $2.4 million for the third quarter of 2021, an increase of 3% from the third quarter of 2020. Catheter sales grew 5% year-over-year, reflecting higher market utilization of Avinger’s therapeutic catheters. Third quarter 2021 results reflect the impact of hospital access limitations due to a surge in COVID-19 cases in a number of large markets Avinger serves, particularly markets located in the southern U.S.

Gross margin for the third quarter of 2021 was 34%, compared with 34% in the third quarter of 2020. Operating expenses for the third quarter of 2021 were $5.3 million, compared with $4.9 million in the third quarter of 2020. Operating expenses included expansion of the sales team to drive revenue growth, as well as additional investment associated with the Company’s development programs.

Net loss and comprehensive loss for the third quarter of 2021 was $6.0 million, compared with $5.5 million in the third quarter of 2020.

Adjusted EBITDA, as defined under non-GAAP measures in this press release, was a loss of $4.1 million, compared with a loss of $3.5 million in the third quarter of 2020.

For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of GAAP to non-GAAP measures provided in the tables below.

Cash and cash equivalents totaled $23.1 million as of September 30, 2021.

Conference Call

Avinger will hold a conference call today, November 11, 2021, at 4:30pm ET to discuss its third quarter 2021 financial results.

To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. To join the call by telephone, please dial +1-973-528-0011 and use passcode 674853. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and TigereyeTM family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, patient and physician benefits of our products, expansion of our catheter solutions, our ability to successfully develop new products and the timing of such development, the timing of submission and approval of 510(k) applications for new products, including Lightbox 3, and new clinical indications for our products, and the impact of Lightbox 3 on our growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Statements of Operations and Comprehensive Loss

(in thousands) (unaudited)

	For the Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Revenues	$2,366	$2,802	$2,302	$7,727	$6,029
Cost of revenues	1,566	1,784	1,525	5,015	4,392
Gross profit	800	1,018	777	2,712	1,637

Operating expenses
Research and development	1,397	1,507	1,417	4,502	4,308
Selling, general and administrative	3,892	3,918	3,461	11,755	10,501
Total operating expenses	5,289	5,425	4,878	16,257	14,809

Loss from operations	(4,489)	(4,407)	(4,101)	(13,545)	(13,172)

Other (expense) income, net:
Interest expense, net	(419)	(399)	(432)	(1,214)	(1,212)
Other income (expense), net	(4)	2,354	8	2,343	8
Net loss and comprehensive loss	(4,912)	(2,452)	(4,525)	(12,416)	(14,376)
Accretion of preferred stock dividends	(1,044)	(1,044)	(967)	(3,132)	(2,901)
Net loss applicable to common stockholders	$(5,956)	$(3,496)	$(5,492)	$(15,548)	$(17,277)

Net loss per share attributable to common stockholders basic and diluted	$(0.06)	$(0.04)	$(0.08)	$(0.17)	$(0.46)

Weighted average common shares used to compute net loss per share, basic and diluted	95,382	95,352	69,459	94,071	37,246

Reconciliation of Adjusted EBITDA to Net loss and comprehensive loss

(in thousands) (unaudited)

	For the Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Net loss and comprehensive loss	$(4,912)	$(2,452)	$(4,525)	$(12,416)	$(14,376)
Add: Interest expense, net	419	399	432	1,214	1,212
Add: Other (income) expense, net	4	(2,354)	(8)	(2,343)	(8)
Add: Stock-based compensation	239	303	384	960	1,160
Add: Certain inventory charges	-	-	-	-	96
Add: Certain depreciation and amortization charges	158	173	223	525	676
Adjusted EBITDA	$(4,092)	$(3,931)	$(3,494)	$(12,060)	$(11,240)

Balance Sheets

(in thousands, except per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$23,078	$22,185
Accounts receivable, net of allowance for doubtful accounts of $6 at September 30, 2021 and $19 at December 31, 2020	1,400	1,484
Inventories	4,519	3,876
Prepaid expenses and other current assets	668	350
Total current assets	29,665	27,895

Right of use asset	3,408	4,063
Property and equipment, net	213	727
Other assets	452	510
Total assets	$33,738	$33,195

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,178	$694
Accrued compensation	1,379	1,703
Accrued expenses and other current liabilities	791	669
Leasehold liability, current portion	959	806
Borrowings, current portion	-	3,590
Series A preferred stock dividends payable	3,132	-
Total current liabilities	7,439	7,462

Borrowings, long-term portion	11,853	9,400
Leasehold liability, long-term portion	2,449	3,257
Other long-term liabilities	431	-
Total liabilities	22,172	20,119

Stockholders' equity:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	96	85
Additional paid-in capital	391,227	380,332
Accumulated deficit	(379,757)	(367,341)
Total stockholders' equity	11,566	13,076
Total liabilities and stockholders' equity	$33,738	$33,195